EXHIBIT 4.6 (iii)
Resolution to Issue Stock to John E. Rayl

ACTION BY UNANIMOUS WRITEN CONSENT OF DIRECTORS
IN LIEU OF A MEETING OF
SUNRISE U.S.A. INCORPORATED


Pursuant to Title 7, Chapter 78, Nev. Rev. Stats., the undersigned being all the Directors of SUNRISE U.S.A. INCORPORATED, (the "Company") a Nevada Corporation, hereby consent to the adoption of the following vote effective this 31th day of March, 2003.

WHEREAS, the Company accepted certain business assets and assumed certain related liabilities in August, 2002 and that a liability (the "Fees") assumed included amounts owed for business consulting services performed by John E. Rayl, CPA ("Rayl"), and

WHEREAS, the Company and Rayl have agreed to satisfy the Fees with the distribution to Rayl of 500,000 fully paid and non-assessable shares of the restricted $0.01 par value common stock of the Company (the "Shares"), and

WHEREAS, the Board of Directors of the Company deems it to be in the best business interests of the Company to approve this transaction, be it

RESOLVED, that the proper officers of the Company are hereby authorized to execute any and all documents and to take any and all actions which are necessary to accept and implement the terms and conditions of the documents attached hereto as Exhibit A, and

	BE IT RESOLVED FURTHER, that the proper officers of the Company are hereby authorized and directed to certify these resolutions and to take any and all such other steps and perform any and all such further acts as may be necessary and proper to carry out the intent and purpose of the foregoing resolutions.

IN WITNESS WHEREOF, this Action By Unanimous Written Consent has been signed by each Director of the Company on the date indicated below, and this Action By Unanimous Written Consent shall be filed with or otherwise entered on the minutes or other appropriate records of the Company.

/S/ OMAR BARRIENTOS
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Signature				Date

/S/ GENE FAIRCHILD
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Signature				Date